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                                                                    EXHIBIT 10.2

                                     LEASE
                                     -----


This Lease made and entered into as of this 17th day of June, 1994, by and between Caterpillar Inc., a Delaware corporation, (hereinafter referred to as "Lessor"), and Roll & Hold Warehousing & Distribution Corp., an Illinois corporation (hereinafter referred to as "Lessee").

                                  WITNESSETH:

1. PREMISES - Lessor, for and in consideration of the rent and covenants, conditions and agreements hereinafter described to be kept and performed by Lessee, does hereby rent, demise and lease to Lessee, and Lessee does hereby rent and lease from Lessor, 15,000 square feet commencing June 27, 1994, and an additional 15,000 square feet commencing August 1, 1994, in a building known as Unit 3 in the Caterpillar Davenport Plant in Scott County, Iowa, being more particularly shown on Exhibit "A" attached hereto and incorporated herein by reference (the "Minimum Space"). Lessee shall also have the option of renting the additional space shown on Exhibit A (the "Additional Space"). Such Additional Space may be rented in increments of not less than 2,000 square feet, and shall not exceed in the aggregate 12,000 square feet. The Minimum Space and the Additional Space are hereinafter referred to as the "Premises". Lessee shall have access rights to the Premises as shown on Exhibit B and the non-exclusive use of the parking lot designated on Exhibit B for parking of Lessee's employees' personal vehicles only.


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2.   TERM - The term of the Lease shall commence on the date shown first above and shall continue until terminated by either party upon sixty (60) days' written notice to the other party.

3. RENT - Rent on the Minimum Space shall be $6,375 for the period June 27, 1994 through July 31, 1994 and $11,250 for each monthly period thereafter commencing on the 1st day of each month. Each installment of rent shall be paid in advance on the 1st day of each month at the offices of the Lessor shown in Section 20.

     Rent for Additional Space shall be paid at the rate of $0.375 per square foot per month in advance on the basis of the measurement made by representatives of the Lessor and Lessee on the date that such Additional Space is first utilized by Lessor. Payment for Additional Space shall be made by Lessee within five days of Lessee's receipt of an invoice from Lessor.

4. USE OF PREMISES - Premises are to be used by Lessee as a general warehouse facility with 24-hour access. Any change in use will be only with the consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Lessee shall not handle or store any toxic or hazardous materials.

     The Lessee shall have exclusive use of the 25 ton crane, identified as #20HC1002, located in the area shown on Exhibit A. Lessee may modify the controls on the crane at its own expense but shall

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     return it to its present condition at the termination of the term hereof.

     Inspection and routine maintenance as well as repair of any damage caused by Lessee is the responsibility of Lessee. At the end of the term hereof, Lessee shall return the crane to the condition in which it was in at the beginning of the term, ordinary wear and tear excepted.

     Lessee hereby agrees to defend, indemnify and hold harmless Lessor from and against any and all claims and demands of any nature arising out of (i) its failure to warn, instruct or train employees in the operation of the crane or (ii) use of the crane in any manner whatsoever.

     Lessee shall comply, at the cost and expense of Lessee, with any and all ordinances, statutes or other laws relating to Lessee's use of the Premises, and will observe and comply with requests of fire insurance companies respecting the use of the Premises.

     Lessee shall not perform any activity on the Premises which will violate any environmental laws or regulations. Lessee shall defend, indemnify and hold harmless Lessor from and against all claims and demands of any nature which are a result of (i) Lessee's or Lessee's employees', agents' or invitees' violation of such environmental laws or regulations; (ii) any environmental contamination caused by Lessee, its employees, agents or invitees; or (iii) Lessee's occupancy of the Premises.


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                                      -4-

     Lessor represents and warrants to the best of its knowledge that the Premises are free from environmental contamination from hazardous wastes and toxic substances, as such terms are defined in applicable federal, state or local laws and regulations and are in compliance with all applicable federal, state and local laws and regulations. Lessor shall defend, indemnify and hold harmless Lessee from and against all claims and demands of any nature which are a result of (i) the violation of such environmental laws or regulations by Lessor or Lessor's employees, agents or invitees, or (ii) environmental contamination in existence on or about the Premises prior to Lessee's occupancy of the Premises.

     Lessee's employees, agents and invitees shall remain within the Premises.

5. ALTERATIONS, IMPROVEMENTS AND SIGNS - During the term of the Lease, Lessee at its sole expense may, with the prior consent of Lessor, make non-structural alterations and improvements to the Premises for use by Lessee as provided herein, including but not limited to, installation of signs, equipment, fixtures, partitions and shelving. Lessor's consent shall not be unreasonably withheld, conditioned or delayed.

     With Lessor's prior consent, Lessee shall be entitled to post signs at the entrance to the Caterpillar Plant and at other locations in the Caterpillar Plant for purposes of directing traffic to the Premises. Lessor's consent shall not be unreasonably withheld, conditioned or delayed.






















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     Upon termination of this Lease, Lessee shall remove all items installed by
     Lessee during the term of this Lease and restore the Premises to as good a condition as existed at the commencement of the term, ordinary wear and tear excepted. Improvements to the Premises made by Lessee and other property of Lessee left in place with the consent of Lessor become the property of Lessor.

     If Lessee has not removed its improvements (except as Lessor has otherwise agreed), at the termination of this Lease, Lessor may remove them and all charges therefor will be paid immediately by Lessee.

6. HEAT AND UTILITIES - Lessor represents that all existing utilities, including, without limitation, heating, ventilation and air conditioning systems, lights, electrical service, water, sewer service, gas lines and telephone service are in good condition and repair at the commencement of the term. The existing heating equipment shall be capable of providing a minimum 60-degree interior environment during winter months.

     Lessor shall supply utility connections to the Premises, including, without limitation, gas, electricity, heat, water, telephone and sanitary sewer. Lessor shall pay, when due and payable, all bills for gas, electricity, heat, water and sanitary sewer supplied to or for the Premises for the use of Lessee during the term of this Lease.

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                                      -6-

7.   TAXES, INSURANCE, AND SNOW REMOVAL
     ----------------------------------

     a. Taxes - Lessor shall pay when due all real estate taxes levied against the property which includes the Premises. Lessee will be responsible to Lessor for any increase in taxes resulting solely from improvements made by Lessee.

        Lessee shall pay when due all personal property taxes assessed against property, owned by or placed in, upon or about the Premises by Lessee.

     b. Insurance - Lessee at its expense shall procure and maintain during the Lease term:

        i) casualty insurance on improvements and personal property of Lessee on the Premises including, without limitation, fire, extended coverage and all-risk hazard insurance.

        ii) commercial general liability insurance covering bodily injury and property damage arising out of Lessee's occupancy and use of the Premises, in minimum limits of $1,000,000 each occurrence.

        iii) Workman's Compensation and employer's liability insurance coverage for all employees of Lessee employed on or about the Premises or shall be a qualified self-insurer, as required by the laws of the State of Iowa.

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          Upon request, Lessee shall provide to Lessor certificates evidencing the existence of said coverages and providing that Lessor shall receive not less than ten (10) days prior notice of any change in or cancellation of the policies or coverage hereunder.

     c. Snow-Removal - Lessor shall be responsible for snow removal from the outside dock areas of the Premises as required for its use. Lessor shall be responsible for reasonably prompt snow removal for access to Unit 3, the automobile parking lot and the perimeter of Unit 3 to allow for access for emergency vehicles.

8. REPAIRS AND MAINTENANCE - Lessor, at its expense, shall maintain the roof, foundations and exterior walls of Unit 3 in good repair. The term "walls" as used herein shall include windows, glass, doors and office entries. The term "roof" as used herein shall include skylights, smoke hatches and roof vents. Lessor, at its expense, shall also maintain and repair all parking areas, driveways, and all building equipment located on or in the Premises including, but not limited to, fire sprinkler systems, sanitary and storm sewer lines, utility services, exterior lighting, heating, ventilation and air conditioning systems, and truck doors. The Lessee shall be responsible at its expense to maintain and repair the building installations not otherwise specifically identified as Lessor's responsibility within the Premises. The Lessee shall maintain and repair lighting fixtures and lamps, water connections and fixtures, floor cover, etc.

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                                      -8-

     Lessee shall maintain and repair the improvements installed by Lessee. Lessee, at its expense, shall clean the Premises and arrange for regular removal from Caterpillar's Davenport Plant of its trash and debris. Lessee shall repair any damage to the Premises caused by Lessee.

9. ACCESS BY LESSOR - Upon reasonable notice, except in emergencies where no such notice shall be required, Lessor's representatives shall have the right to enter the Premises to inspect the same, and to perform such work as may be permitted or required hereunder, to make repairs or alterations, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Lessor's interest in the Premises or to exhibit the Premises to prospective tenants, purchasers, or others, or for any other purposes Lessor may deem necessary or desirable; provided, however, that Lessor shall not unreasonably interfere with Lessee's operations. Lessee shall not be entitled to any abatement of rent by reason of the exercise of any such right of entry. Lessee shall give notice to Lessor at least thirty (30) days prior to vacating the Premises and shall meet with Lessor for a joint inspection of the Premises at the time of vacating.

10. INDEMNIFICATION - Lessee hereby agrees to defend, indemnify and hold harmless Lessor, its officers, employees and agents, from and against all claims and demands of any nature whatsoever arising out of the injury to or death of any person or damage to property, to the extent caused by the acts or omissions of Lessee, its employees, agents, guests, licensees or invitees during the term of




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                                      -9-

     this Lease or resulting from possession or use of the Premises by Lessee.

     Lessor hereby agrees to defend, indemnify and hold harmless Lessee, its officers, employees and agents, from and against all claims and demands of any nature whatsoever arising out of the injury to or death of any person or damage to property, to the extent caused by the acts or omissions of Lessor, its employees, agents, guests, licensees or invitees during the term of this Lease, or resulting from Lessor's ownership of the Premises.

11. LOSS OR DESTRUCTION OF PREMISES - In the event that the Premises are damaged by fire or other casualty or taken by condemnation of public authority in such a way that the Premises are rendered partially or substantially unsuitable to Lessee for the carrying out of its business, and if Lessor does not restore the Premises within thirty (30) days following any such casualty or taking, then either party shall have the option of terminating this Lease. To the extent that the Premises become untenantable, rent shall be abated.

12. LESSEE SHALL DISCHARGE ALL LIENS - Lessee shall promptly pay all its contractors and materialmen. Should any lien be filed against the Premises or Lessor as a result of Lessee's act or forbearance, Lessee shall promptly furnish Lessor security in an amount sufficient to protect Lessor from loss or make provisions for discharge of the lien within five (5) days after written request by Lessor.

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13.  DEFAULT BY LESSEE, RIGHTS AND REMEDIES - If (i) default is made in the payment of rent at the times herein stated, (ii) Lessee shall fail to perform any of the convenants, conditions and agreements contained in this Lease and such default continues for fifteen (15) days after written notice thereof by Lessor to Lessee or, (iii) such performance is not reasonably capable of being completed within fifteen (15) days after such notice and Lessee has not commenced to cure such default and is not diligently attempting to cure such default, then Lessor, or its legal representative, shall have all rights and remedies at Law or in equity to evict Lessee and retake possession with or without court order and without in any way prejudicing Lessor from exercising any and all rights, remedies or causes of action which it may have, including the right to receive and collect the balance of rent or any other sums which may be due under this Lease. All remedies of Lessor are cumulative and the selection of one remedy shall not be deemed a waiver of any other.

     If Lessee shall make any assignment for the benefit of creditors, file a petition in any court for insolvency proceedings of any kind, or have a petition filed against it for insolvency proceedings in any court, this Lease shall automatically terminate and Lessor shall have the rights provided for herein in the event of default.

14. WAIVER - The waiver by Lessor of breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a

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     waiver of any subsequent breach of the same or any other term, covenant, covenant, condition or agreement.

15. ASSIGNMENT OR SUBLETTING - Lessee shall not assign this Lease or sublease all or any portion of the Premises without the written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed.

16. SUBORDINATION - This Lease and all the rights of Lessee hereunder are and shall be subject and subordinate at all times to the lien or liens of any mortgages placed on the Premises or the Caterpillar Davenport Plant, either prior or subsequent to the date hereof. Lessee shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this lease as may be requested by any mortgagee or proposed mortgagee.

17. WASTE OR NUISANCE - Lessee shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of another tenant in Unit 3.

18. QUIET ENJOYMENT - As long as Lessee is not in default under the terms of this Lease, Lessee shall at all times during the term hereof have the peaceable and quite enjoyment, possession, occupancy and use of the Premises.

19. BROKERS - Lessor and Lessee each represent that it has not dealt with any broker in connection with the negotiation, execution, or

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                                     -12-


     delivery of this Lease, except for the Binswanger Company, for whose commission Lessor is solely responsible. Each party shall defend, indemnify and hold harmless the other party from and against any claims or demands for brokerage commissions or finder's fees alleged to arise from the acts of that party.

20. NOTICE - Any notice or other communication provided for in this Lease shall be given by certified mail or telefax to the other party at the address specified below unless a party has changed its address by notice given pursuant to this section:

     Lessor:  Caterpillar Inc.
              100 N.E. Adams Street
              Peoria, IL 61629-3315
              Attention: Manager of Real Estate

     Lessee:  Roll & Hold Warehousing & Distribution Corp.
              201 Mississippi Street
              Gary, Indiana 46402
              Attention: Mr. W. Kent Robbins

21. SUCCESSORS - All rights, liabilities, and covenants herein contained, given to or imposed upon the parties hereto shall extend to and bind their successors and assigns.

22. PARTIAL INVALIDITY - The provisions of this Lease shall be severable and the invalidity or unenforceability of any provision
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                                     -13-


     shall not affect the validity or enforceability of the remaining provisions.

23. GOVERNING LAW - This lease or any term hereof shall be construed according to the laws of the State of Iowa.

24. SURVIVAL OF PROVISIONS - Sections 4, 10, 12, 13, and 19 hereof shall survive termination of this Lease.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed on the day and year first above written.


CATERPILLAR INC., Lessor                ROLL & HOLD WAREHOUSING &
                                        DISTRIBUTION CORP., Lessee


By: /s/ Gerald Palmer                   By: /s/ Michael Kelly
   --------------------------               ----------------------------
Name: Gerald Palmer                     Name: Michael Kelly
      -----------------------                 --------------------------
Title: Vice President                   Title: CFO
       ----------------------                  -------------------------